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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion of our reports dated January 31, 2001, with respect to the consolidated financial statements, schedule and supplementary information of Time Warner Inc., the consolidated financial statements and schedules of Time Warner Entertainment Company, L.P. and Warner Communications Inc., and the consolidated financial statements of American Television and Communications Corporation for the year ended December 31, 2000, in the Current Report on Form 8-K/A of AOL Time Warner Inc. dated January 11, 2001. Such Form 8-K/A is incorporated by reference in Registration Statement No. 333-79489 of America Online, Inc., Registration Statement No. 333-61207 of Time Warner, and each of the following AOL Time Warner registration statements:

1)  No. 333-53564           4)   No. 333-53574           7)  No. 333-53580
2)  No. 333-53568           5)   No. 333-53576           8)  No. 333-54518
3)  No. 333-53572           6)   No. 333-53578


                                           /s/ Ernst & Young LLP

New York, New York
February 9, 2001